English Translation from Spanish (The original will be provided upon the request of the Commission).
Exhibit 99.2

Execution Version

SECOND AMENDMENT TO THE
AMENDED AND RESTATED SHAREHOLDERS’ AGREEMENT

THIS SECOND AMENDMENT TO THE AMENDED AND RESTATED SHAREHOLDERS’ AGREEMENT (this “Amendment”) is made and entered into as of this 18th day of August, 2014, by and among:

EMBOTELLADORA ANDINA S.A., a corporation organized under the laws of Chile (“Andina”);

THE COCA‑COLA COMPANY, a corporation organized under the laws of Delaware, U.S.A. (“KO”);

SERVICIOS Y PRODUCTOS PARA BEBIDAS REFRESCANTES SRL, a corporation organized under the laws of Argentina (“SPBR”);

COCA‑COLA DE CHILE S.A., a corporation organized under the laws of Chile (“CCDC”, and collectively with KO and SPBR hereinafter referred to as the “KO Shareholders”);

INVERSIONES FREIRE S.A. (“Freire One”), a corporation organized under the laws of Chile;

INVERSIONES FREIRE DOS S.A. (“Freire Two”), a corporation organized under the laws of Chile;

INVERSIONES SH SEIS LIMITADA, a limited liability company organized under the laws of Chile (“SH Seis”), as successor of INVERSIONES FREIRE ALFA S.A. (“Freire Alfa”) and INVERSIONES FREIRE DOS ALFA S.A. (“Freire Two Alfa”);

INVERSIONES CABILDO SpA, a stock company organized under the laws of Chile (“Cabildo”), as successor of INVERSIONES FREIRE BETA S.A. (“Freire Beta”) and INVERSIONES FREIRE DOS BETA S.A. (“Freire Two Beta”);

INVERSIONES EL OLIVILLO LIMITADA, a limited liability company organized under the laws of Chile (“El Olivillo”), formerly named INVERSIONES FREIRE GAMMA S.A. (“Freire Gamma”);

INVERSIONES ALERCE LIMITADA, a limited liability company organized under the laws of Chile (“Alerce”), formerly named INVERSIONES FREIRE DOS GAMMA S.A. (“Freire Two Gamma”);

Classified - Confidential

Execution Version

INVERSIONES NUEVA DELTA S.A., a corporation organized under the laws of Chile (“Nueva Delta”), as successor of INVERSIONES FREIRE DELTA S.A. (“Freire Delta”);

INVERSIONES NUEVA DELTA DOS S.A., a corporation organized under the laws of Chile (“Nueva Delta Dos”), as successor of INVERSIONES FREIRE DOS DELTA S.A. (“Freire Two Delta”), a corporation organized under the laws of Chile (hereinafter SH Seis, Cabildo, El Olivillo, Alerce, Nueva Delta and Nueva Delta Dos, the “New Members of the Freire Group”);

INVERSIONES LOS AROMOS LIMITADA (“Los Aromos”), a limited liability company organized under the laws of Chile;

INVERSIONES LAS GAVIOTAS DOS LIMITADA (“Las Gaviotas”), a limited liability company organized under the laws of Chile;

INVERSIONES PLAYA NEGRA DOS LIMITADA (“Playa Negra”), a limited liability company organized under the laws of Chile;

INVERSIONES EL CAMPANARIO LIMITADA, formerly named INVERSIONES EL CAMPANARIO DOS LIMITADA (“Campanario”), a limited liability company organized under the laws of Chile;

INVERSIONES LAS VIÑAS DOS LIMITADA (“Las Viñas”), a limited liability company organized under the laws of Chile;

INVERSIONES DON ALFONSO LIMITADA, formerly named INVERSIONES DON ALFONSO DOS LIMITADA (“Don Alfonso”) a limited liability company organized under the laws of Chile;

INVERSIONES LOS ROBLES DOS LIMITADA (“Los Robles”), a limited liability company organized under the laws of Chile;

and the following individuals: (a) José Said Saffie, Isabel Margarita Somavía Dittborn, Salvador Said Somavía, Isabel Said Somavía, Constanza Said Somavía and Loreto Said Somavía; (b) José Antonio Garcés Silva (senior), María Teresa Silva Silva, María Teresa Garcés Silva, María Paz Garcés Silva, José Antonio Garcés Silva (junior), Matías Alberto Garcés Silva and Andrés Sergio Garcés Silva; (c) Gonzalo Said Handal, Jaime Said Handal, Javier Said Handal, Barbara Said Handal, Marisol Said Handal and Cristina Said Handal; (d) Alberto Hurtado Fuenzalida, Pamela Hurtado Berger and Madeline Hurtado Berger; and (e) Patricia Claro Marchant, María Soledad Chadwick Claro, Eduardo Chadwick Claro, María Carolina Chadwick Claro and María de la Luz Chadwick Hurtado.

Execution Version

W I T N E S S E T H:

WHEREAS, on June 25, 2012, an Amended and Restated Shareholders’ Agreement related to Andina was entered into (the “Amended SHA”, as amended as of August 31, 2012) by and among Andina, CCDC, Coca-Cola Interamerican Corporation (which on December 26, 2012, transferred all of its shares of Andina to CCDC), SPBR, Freire One (which was subject to a corporate restructuring whereby Freire Alfa, Freire Beta, Freire Gamma and Freire Delta were formed and certain shares of Andina were allocated among these companies, which on October 1, 2012 agreed to become bound by the Amended SHA), Freire Two (which was subject to a corporate restructuring whereby Freire Two Alfa, Freire Two Beta, Freire Two Gamma and Freire Two Delta were formed and certain shares of Andina were allocated among these companies, which on October 1, 2012 agreed to become bound by the Amended SHA), and Los Aromos (which was subject to a corporate restructuring whereby Las Gaviotas, Playa Negra, Campanario, Las Viñas, Don Alfonso and Los Robles were formed and all of the shares of Andina were allocated among these companies, which on September 9, 2013 agreed to become bound by the Amended SHA).

WHEREAS, each of Freire Alfa, Freire Beta, Freire Gamma, Freire Delta, Freire Two Alfa, Freire Two Beta, Freire Two Gamma and Freire Two Delta was subject to the following corporate restructuring:
(i) Freire Alfa and Freire Two Alfa merged into SH Seis, and as a result SH Seis owns 50,001,644 Series A Stock previously held by Freire Alfa and Freire Two Alfa;
(ii) Freire Beta and Freire Two Beta merged with Cabildo, and as a result Cabildo owns 50,001,644 Series A Stock previously held by Freire Beta and Freire Two Beta,
(iii) Freire Gamma was renamed as El Olivillo, which owns 46,426,645 Series A Stock;
(iv) Freire Two Gamma was renamed as Alerce, which owns 3,574,999 Series A Stock;
(v) Freire Delta merged with Nueva Delta, and as a result Nueva Delta owns 46,426,645 Series A Stock previously held by Freire Delta, and
(vi) Freire Two Delta merged with Nueva Delta Dos, and as a result Nueva Delta Dos owns 3,574,999 Series A Stock previously held by Freire Two Delta (all of the shares of Series A Stock previously indicated hereinafter referred to as the “Transferred Shares”).

NOW, THEREFORE, the parties hereto, intending to be legally bound, agree to amend the Amended SHA, in order to include the New Members of the Freire Group as parties to the Amended SHA, and their beneficial owners as Majority Shareholders Partners thereunder, as follows:

1.Representations and warranties.

1.1.    Gonzalo Said Handal, Jaime Said Handal, Javier Said Handal, Barbara Said Handal, Marisol Said Handal and Cristina Said Handal represent and warrant (i) to be the exclusive and sole beneficial owners of SH Seis, and (ii) that SH Seis is the legal successor of Freire

Execution Version

Alfa and Freire Two Alfa, owning 50,001,644 Series A Stock previously held by Freire Alfa and Freire Two Alfa.

1.2.    José Said Saffie, Isabel Margarita Somavía Dittborn, Salvador Said Somavía, Isabel Said Somavía, Constanza Said Somavía and Loreto Said Somavía represent and warrant (i) to be the exclusive and sole beneficial owners of Cabildo, and (ii) that Cabildo is the legal successor of Freire Beta and Freire Two Beta, owning 50,001,644 Series A Stock previously held by Freire Beta and Freire Two Beta.

1.3.    Alberto Hurtado Fuenzalida, Pamela Hurtado Berger and Madeline Hurtado Berger represent and warrant (i) to be the exclusive and sole beneficial owners of El Olivillo and Alerce; (ii) that El Olivillo is the same entity formerly known as Freire Gamma, owning 46,426,645 Series A Stock; and (iii) that Alerce is the same entity formerly known as Freire Two Gamma, owning 3,574,999 Series A Stock.

1.4.     José Antonio Garcés Silva (senior), María Teresa Silva Silva, María Teresa Garcés Silva, María Paz Garcés Silva, José Antonio Garcés Silva (junior), Matías Alberto Garcés Silva and Andrés Sergio Garcés Silva represent and warrant (i) to be the exclusive and sole beneficial owners of Nueva Delta and Nueva Delta Dos, (ii) that Nueva Delta is the legal successor of Freire Delta, owning 46,426,645 Series A Stock previously held by Freire Delta, and (iii) that Nueva Delta Dos is the legal successor of Freire Two Delta, owning 3,574,999 Series A Stock previously held by Freire Two Delta.

2.Undertakings.

2.1.    SH Seis agrees to be bound by the terms and provisions of the Amended SHA and shall be deemed to be the successor of Freire Alfa and Freire Dos Alfa under the Amended SHA, and that their corresponding Transferred Shares shall remain subject to the provisions of the Amended SHA.

2.2.    Cabildo agrees to be bound by the terms and provisions of the Amended SHA and shall be deemed to be the successor of Freire Beta and Freire Dos Beta under the Amended SHA, and that their corresponding Transferred Shares shall remain subject to the provisions of the Amended SHA.

2.3.    Nueva Delta agrees to be bound by the terms and provisions of the Amended SHA and shall be deemed to be the successor of Freire Delta under the Amended SHA, and that their corresponding Transferred Shares shall remain subject to the provisions of the Amended SHA.

2.4.    Nueva Delta Dos agrees to be bound by the terms and provisions of the Amended SHA and shall be deemed to be the successor of Freire Dos Delta under the Amended SHA, and that their corresponding Transferred Shares shall remain subject to the provisions of the Amended SHA.

Execution Version

2.5.    El Olivillo agrees to be bound by the terms and provisions of the Amended SHA and shall be deemed to be the successor of Freire Gamma under the Amended SHA, and that their corresponding Transferred Shares shall remain subject to the provisions of the Amended SHA.

2.6.    Alerce agrees to be bound by the terms and provisions of the Amended SHA and shall be deemed to be the successor of Freire Dos Gamma under the Amended SHA, and that their corresponding Transferred Shares shall remain subject to the provisions of the Amended SHA.

2.7.    Each of the beneficial owners of the New Members of the Freire Group agrees to be bound by the undertakings of the Majority Shareholders Partners set forth in Section 5.7 of the Amended SHA.

3.Amendments to the Amended SHA. In consideration of the representation of warranties made by the beneficial owners of the New Members of the Freire Group and the undertakings of Section 1 above, the parties hereto agree the following:

3.1    Each New Members of the Freire Group has become a member of the Freire Group under the Amended SHA, as defined therein. Therefore, as of this date the Freire Group shall be formed by the following members: (i) Freire One, (ii) Freire Two, (iii) SH Seis, (iv) Cabildo, (v) Nueva Delta, (vi) Nueva Delta Dos, (vii) El Olivillo and (viii) Alerce.

3.2.    The beneficial owners of the New Members of the Freire Group are included as of this date as Majority Shareholders Partners under the Amended SHA, as defined therein. Therefore, as of this date the Majority Shareholders Partners shall be formed by the following individuals, which are the current sole and exclusive beneficial owners of the Majority Shareholders: (a) José Said Saffie, Isabel Margarita Somavía Dittborn, Salvador Said Somavía, Isabel Said Somavía, Constanza Said Somavía and Loreto Said Somavía; (b) José Antonio Garcés Silva (senior), María Teresa Silva Silva, María Teresa Garcés Silva, María Paz Garcés Silva, José Antonio Garcés Silva (junior), Matías Alberto Garcés Silva and Andrés Sergio Garcés Silva; (c) Gonzalo Said Handal, Jaime Said Handal, Javier Said Handal, Barbara Said Handal, Marisol Said Handal and Cristina Said Handal; (d) Alberto Hurtado Fuenzalida, Pamela Hurtado Berger and Madeline Hurtado Berger; and (e) Patricia Claro Marchant, María Soledad Chadwick Claro, Eduardo Chadwick Claro, María Carolina Chadwick Claro and María de la Luz Chadwick Hurtado.

For this purpose, Annex I of the Amended SHA is replaced by Annex I hereto.

4.Consent to Jurisdiction. For the avoidance of doubt, each of the parties hereby irrevocable consents and agrees that any Legal Dispute may be brought to the non-exclusive jurisdiction of the United States District Court for the Southern District of New York, New York, United States of America or, in the event (but only in the event) such court does not

Execution Version

have subject matter jurisdiction over such action, suit or proceeding, in the courts of the State of New York sitting in the City of New York, New York, United States of America.

5.Definitions. Any capitalized terms used in this Amendment but not defined herein shall have the meanings provided for in the Amended SHA.

6.Counterparts. This Amendment may be executed in one or more counterparts, each of which shall for all purposes be deemed to be an original and all of which shall constitute one and the same instrument.

7.Except as expressly amended hereby, none of the rights or obligations of the parties pursuant to the Amended SHA, neither the remaining clauses of the Amended SHA shall be amended, modified, waived, terminated or otherwise affected in any manner whatsoever.

[Remainder of page left blank. Signature pages follow]

Execution Version

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed as of the day first above written.

EMBOTELLADORA ANDINA S.A.

By: /s/ Jaime Cohen Arancibia
Name: Jaime Cohen Arancibia
Title:

By: /s/ Andrés Wainer Pollack
Name: Andrés Wainer Pollack
Title: CFO

Execution Version

THE COCA–COLA COMPANY

By: /s/ Robert J. Jordan, Jr.
Name: Robert J. Jordan, Jr.
Title: Vice President and General Tax Counsel

Execution Version

SERVICIOS Y PRODUCTOS PARA BEBIDAS REFRESCANTES SRL

By: /s/ Sylvia Chamorro Giné
Name: Sylvia Chamorro Giné
Title: Attorney-in-fact

COCA-COLA DE CHILE S.A.

By: /s/ Jorge Garduño Chavero
Name: Jorge Garduño Chavero
Title: General Manager

Execution Version

INVERSIONES FREIRE S.A.
By: /s/ José Antonio Garcés Silva (Senior)	By: /s/ Signature Illegible
Name: José Antonio Garcés Silva (Senior)	Name:
Title: President	Title:

INVERSIONES FREIRE DOS S.A.

By: /s/ José Antonio Garcés Silva (Senior)	By: /s/ Signature Illegible
Name: José Antonio Garcés Silva (Senior)	Name:
Title: President	Title:

Execution Version

INVERSIONES SH SEIS LIMITADA
By: /s/ Gonzalo Sais Handal	By: /s/ Arturo Ricke Guzmán
Name: Gonzalo Sais Handal	Name: Arturo Ricke Guzmán
Title:	Title:

/s/ Gonzalo Said Handal
GONZALO SAID HANDAL

/s/Jamie Said Handal
JAIME SAID HANDAL

/s/ Javier Said Handal
JAVIER SAID HANDAL

/s/ Barbara Said Handal
BARBARA SAID HANDAL

/s/ Marisol Said Handal
MARISOL SAID HANDAL

/s/ Cristina Said Handal
CRISTINA SAID HANDAL

Execution Version

INVERSIONES CABILDO SpA

By: /s/ Salvador Said Somavía	By: /s/ Rodrigo Muñoz Muñoz
Name: Salvador Said Somavía	Name: Rodrigo Muñoz Muñoz
Title: Apoderado	Title: Apoderado

/s/ José Said Saffie
JOSÉ SAID SAFFIE

/s/ Isabel Margarita Somavía Dittborn
ISABEL MARGARITA SOMAVÍA DITTBORN

/s/ Salvador Said Somavía
SALVADOR SAID SOMAVÍA

/s/ Isabel Said Somavía
ISABEL SAID SOMAVÍA

/s/ Constanza Said Somavía
CONSTANZA SAID SOMAVÍA

/s/ Loreto Said Somavía
LORETO SAID SOMAVÍA

Execution Version

INVERSIONES EL OLIVILLO LIMITADA

By: /s/ Alberto Hurtado Fuenzalida	By: /s/ Madeline Hurtado Berger
Name: Alberto Hurtado Fuenzalida	Name: Madeline Hurtado Berger
Title:	Title:

INVERSIONES ALERCE LIMITADA

By: /s/ Alberto Hurtado Fuenzalida	By: /s/ Madeline Hurtado Berger
Name: Alberto Hurtado Fuenzalida	Name: Madeline Hurtado Berger
Title:	Title:

/s/ Alberto Hurtado Fuenzalida
ALBERTO HURTADO FUENZALIDA

/s/ Pamela Hurtado Berger
PAMELA HURTADO BERGER

/s/ Madeline Hurtado Berger
MADELINE HURTADO BERGER

Execution Version

INVERSIONES NUEVA DELTA S.A.

By: /s/ José Antonio Garcés Silva (Senior)	By: /s/ José Antonio Garcés Silva (Junior)
Name: José Antonio Garcés Silva (Senior)	Name: José Antonio Garcés Silva (Junior)
Title:	Title:

INVERSIONES NUEVA DELTA DOS S.A.

By: /s/ José Antonio Garcés Silva (Senior)	By: /s/ José Antonio Garcés Silva (Junior)
Name: José Antonio Garcés Silva (Senior)	Name: José Antonio Garcés Silva (Junior)
Title: President	Title:

/s/ José Antonio Garcés Silva     (Senior)
JOSÉ ANTONIO GARCÉS SILVA (SENIOR)

/s/ María Teresa Silva Silva
MARÍA TERESA SILVA SILVA

/s/ María Teresa Garcés Silva
MARÍA TERESA GARCÉS SILVA

/s/ María Paz Garcés Silva
MARÍA PAZ GARCÉS SILVA

/s/ José Antonio Garcés Silva
JOSÉ ANTONIO GARCÉS SILVA (JUNIOR)

Execution Version

/s/ Matías Alberto Garcés Silva
MATÍAS ALBERTO GARCÉS SILVA

/s/ Andrés Sergio Garcés Silva
ANDRÉS SERGIO GARCÉS SILVA

Execution Version

INVERSIONES LOS AROMOS LIMITADA

By: /s/ Patricia Claro Marchant	By: /s/ Eduardo Chadwick Claro
Name: Patricia Claro Marchant	Name: Eduardo Chadwick Claro
Title:	Title:

By: /s/ María de la Luz Chadwick Hurtado
Name: María de la Luz Chadwick Hurtado
Title:

INVERSIONES LAS GAVIOTAS DOS LIMITADA

By: /s/Andrés Herrera Ramírez
Name: Andrés Herrera Ramírez
Title:

INVERSIONES PLAYA NEGRA DOS LIMITADA

By: /s/ Patricia Claro Marchant
Name: Patricia Claro Marchant
Title:

INVERSIONES EL CAMPANARIO LIMITADA

By: /s/ María Soledad Chadwick Claro
Name: María Soledad Chadwick Claro
Title:

INVERSIONES LAS VIÑAS DOS LIMITADA

Execution Version

By: /s/ Eduardo Chadwick Claro
Name: Eduardo Chadwick Claro
Title:

INVERSIONES DON ALFONSO LIMITADA

By: /s/ María de la Luz Chadwick Hurtado
Name: María de la Luz Chadwick Hurtado
Title:

INVERSIONES LOS ROBLES DOS LIMITADA

By: /s/ María Carolina Chadwick Claro
Name: María Carolina Chadwick Claro
Title:

/s/ Patricia Claro Marchant
PATRICIA CLARO MARCHANT

/s/ María Soledad Chadwick Claro
MARÍA SOLEDAD CHADWICK CLARO

/s/ Eduardo Chadwick Claro
EDUARDO CHADWICK CLARO

/s/ María Carolina Chadwick Claro
MARÍA CAROLINA CHADWICK CLARO

Execution Version

/s/ María De La Luz Chadwick Hurtado
MARÍA DE LA LUZ CHADWICK HURTADO

Execution Version

Annex I
Majority Shareholders Partners

•	José Said Saffie, Isabel Margarita Somavía Dittborn, Salvador Said Somavía, Isabel Said Somavía, Constanza Said Somavía and Loreto Said Somavía.

•
José Antonio Garcés Silva (senior), María Teresa Silva Silva, María Teresa Garcés Silva, María Paz Garcés Silva, José Antonio Garcés Silva (junior), Matías Alberto Garcés Silva and Andrés Sergio Garcés Silva.

•	Gonzalo Said Handal, Jaime Said Handal, Javier Said Handal, Barbara Said Handal, Marisol Said Handal and Cristina Said Handal.

•	Alberto Hurtado Fuenzalida, Pamela Hurtado Berger and Madeline Hurtado Berger.

•	Patricia Claro Marchant, María Soledad Chadwick Claro, Eduardo Chadwick Claro, María Carolina Chadwick Claro and María de la Luz Chadwick Hurtado.